Exhibit 99.2

Tintri Announces Bankruptcy Filing, Non-Binding Letter of Intent and Financing Commitment

July 10, 2018

MOUNTAIN VIEW, Calif. (BUSINESS WIRE), July 10, 2018 – Tintri, Inc. (NASDAQ: TNTR) today announced that, on July 10, 2018, it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Tintri will continue to operate its businesses as a debtor-in-possession under the jurisdiction of the bankruptcy court.

Tintri intends to continue its efforts to enter into a strategic transaction, including a sale of the company or its assets, following the bankruptcy filing. In this regard, the company has entered into a letter of intent with DataDirect Networks (“DDN”), which contemplates the purchase of substantially all of the company’s assets by DDN under Section 363 of Title 11 of the United States Code. The DDN letter of intent is non-binding and provides no guarantee that a transaction will be completed. The terms of any potential transaction with DDN, or any other strategic counterparty, are subject to a number of contingencies, including the negotiation and execution of definitive transaction agreements, the completion of a bidding process as provided for by the bankruptcy court, and final approval of the bankruptcy court. Consequently, there can be no assurance that Tintri’s efforts to consummate a strategic transaction, including the proposed transaction with DDN, will be successful. Furthermore, even if Tintri were to complete a strategic transaction, the proceeds of any such transaction may be insufficient to allow the company to pay its creditors in full. In any event, Tintri does not anticipate that its stockholders will receive any return on their shares.

Additionally, Tintri has arranged for financing that is intended to bridge the company to a strategic transaction. This financing is expected to consist of amounts available under a proposed superpriority secured debtor-in-possession credit facility with TriplePoint Capital, LLC, as well as the continued use of accounts receivable collections under the company’s secured credit facility with Silicon Valley Bank. This financing is subject to, among other things, the approval of the bankruptcy court.

“We are very pleased to be closely collaborating with Tintri’s cofounders, team members, advisors and creditors to develop a winning plan which is designed to provide Tintri’s customers with continuity in support of their installed base as well as a winning roadmap for their long term requirements,” said Alex Bouzari, CEO and co-founder of DDN.

“Tintri looks forward to continuing to work with DDN on its proposal, which, if completed, would be expected to allow the company to continue to provide its industry-leading technology to the marketplace following the bankruptcy process and into the future,” said Kieran Harty, Tintri’s founder and Chief Technology Officer.

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public-cloud like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission-critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare and 20 percent of the Fortune 100, trust Tintri with enterprise cloud. For more information, visit www.tintri.com and follow us on Twitter: @Tintri. Tintri has used, and intends to continue to use, its Investor Relations website and the Twitter account of @Tintri as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About DataDirect Networks

DataDirect Networks (“DDN”) is a leading big data storage supplier to data-intensive, global organizations. For 20 years, DDN has designed, developed, deployed and optimized systems, software and storage solutions that enable enterprises, service providers, universities and government agencies to generate more value and to accelerate time to insight from their data and information, on premise and in the cloud. Organizations leverage the power of DDN storage technology and the deep technical expertise of its team to capture, store, process, analyze, collaborate and distribute data, information and content at the largest scale in the most efficient, reliable and cost-effective manner. DDN customers include many of the world’s leading financial services firms and banks, healthcare and life science organizations, manufacturing and energy companies, government and research facilities, and web and cloud service providers. For more information, go to www.ddn.com or call 1-800-837-2298.

Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements that concern the company’s bankruptcy filing, its ability to continue to operate the business as a debtor-in-possession, the receipt of funding by certain lenders, the approval of various matters by the Bankruptcy Court, the company’s efforts to enter into a strategic transaction, including the proposed transaction with DDN, the company’s ability to continue to provide its technology to the market, repayment of amounts due to creditors and any return that stockholders may receive on their shares. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond the company’s control that may cause these statements to be inaccurate and cause our actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others, its ability to execute its restructuring plan, its ability to obtain approval on certain matters from the Bankruptcy Court, the outcome of any bidding process as provided for by the Bankruptcy Court, the company’s ability to meet certain conditions related to its proposed funding arrangements, and other factors bearing on the company’s ability to enter into a strategic transaction, including the negotiation and execution of definitive transaction agreements, as well as other risks more fully described in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018, filed with the Securities and Exchange Commission; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s reports on file with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the year ended January 31, 2018, which are available on our investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov , or that the company may file with the SEC following the date of this press release. All statements provided in this release speak only as of the date of this press release and, except as required by law, the company assumes no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

Source: Tintri, Inc.

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Emily Gallagher

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Investor Relations Contact

Tintri, Inc.

David Jew, 650-772-3838

ir@tintri.com